Exhibit 10.4

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of December 18, 2019 (the “Agreement”), by and among Superior Energy Services, Inc., a Delaware corporation (“NAM Parent”), New NAM, Inc., a Delaware corporation (“NAM”), Forbes Energy Services Ltd., a Delaware corporation (the “Company”), and the undersigned signatory set forth on the signature page hereto under the heading “Holder” (the “Holder”).

W I T N E S S E T H:

WHEREAS, NAM Parent, NAM, the Company, Spieth Newco, Inc., a Delaware corporation (“Holdco”), Spieth Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“NAM Merger Sub”), and Fowler Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Fowler Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for the mergers as described in Section 1.01 of the Merger Agreement, as a result of which NAM Merger Sub will merge with and into NAM, with NAM surviving such merger as a direct, wholly owned subsidiary of Holdco and Fowler Merger Sub will merge with and into the Company, with the Company surviving such merger as a direct, wholly owned subsidiary of Holdco (collectively, the “Mergers”), all on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, the Holder is the Beneficial Owner (as defined below) of 56,227 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to NAM Parent, NAM and the Company entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Shares; and

WHEREAS, each of NAM Parent, NAM and the Company desires that the Holder agree, and the Holder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Shares, and to vote its Shares in a manner so as to facilitate consummation of the Mergers and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. This Agreement is one of the “Voting Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Shares owned by Holder (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that results in an amount of Shares subject to Article III that is less than the amount of Shares subject to Article III as of the date hereof.

ARTICLE II

AGREEMENT TO RETAIN SHARES

2.1 Transfer and Encumbrance of Shares.

(a) From the date hereof until the Termination Date, the Holder shall not, with respect to any Shares Beneficially Owned by the Holder, (i) Transfer any such Shares or (ii) deposit any such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

(b) Notwithstanding Section 2.1(a), the Holder may Transfer Shares with the prior written consent of each of NAM Parent, NAM and the Company and if such consent is provided, as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to NAM Parent, NAM and the Company prior to the consummation of such Transfer.

2.2 Additional Purchases; Adjustments. The Holder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity of the Company that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares as of the date hereof, and the Holder shall promptly notify the Company of the existence of any such after acquired Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Shares in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. In furtherance of the foregoing, the Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares, subject to the provisions hereof and provided that any such stop transfer order will immediately be withdrawn and terminated by the Company following the termination of this Agreement. If any involuntary Transfer of any of the Holder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Shares to be counted as present thereat for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, and consent to any written consent of the stockholders of the Company, all Shares:

(a) in favor of adoption of the Merger Agreement and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Mergers (the “Transaction Matters”); and

(b) against (A) any agreement, transaction or proposal that relates to a Fowler Takeover Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Mergers or matters contemplated by the Merger Agreement; (B) any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of the Holder contained in this Agreement; (C) any action or agreement that would reasonably be expected to result in (1) any condition to the consummation of the Mergers set forth in Article X of the Merger Agreement not being fulfilled or (2) any change to the voting rights of any class of shares of capital stock of the Company (including any amendments to the Company’s Organizational Documents); and (D) any other action that would reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Shares in contravention of this Section 3.1 shall be null and void ab initio. If the Holder is the Beneficial Owner, but not the holder of record, of any Shares, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Shares in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted), any of the Shares to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount, changes the form of the Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, extends the Termination Date or otherwise adversely affects such Holder of the Company (in its capacity as such) in any material respect, and the Holder shall not be obligated to vote in favor of the adoption of the Merger Agreement if it is amended in any such respect. Notwithstanding anything to the contrary in this Agreement, each Holder shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company.

3.2 Change in Company Recommendation. Notwithstanding anything to the contrary herein, in the event that the Board of the Directors of the Company (the “Company Board”) makes a Fowler Adverse Recommendation Change in accordance with Section 9.02 of the Merger Agreement, the Holder shall not be obligated to vote the Shares in accordance with Section 3.1.

3.3 Proxy. The Holder hereby irrevocably appoints as its proxy and attorney-in-fact, NAM Parent and any person designated in writing by NAM Parent, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Shares as indicated in Section 3.1 above. The Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by the Holder with respect to the Shares (and the Holder hereby represents that any such proxy is revocable). The proxy granted by the Holder shall be automatically revoked upon the occurrence of the Termination Date and NAM Parent may further terminate this proxy at any time at its sole election by written notice provided to the Holder.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Waiver of Appraisal Rights; Litigation. To the fullest extent permitted by law, the Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL) relating to the Mergers (on the terms set forth in the Merger Agreement) that the Holder may have by virtue of the ownership of any Shares. The Holder further agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against NAM Parent, NAM, Holdco or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement as of the date hereof or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing. For purposes of this Section 4.1, “Merger Agreement” shall mean the Merger Agreement as of the date hereof and any amendments thereto in respect of which the Holder has not terminated this Agreement pursuant to Section 7.4.

4.2 Further Assurances. The Holder agrees that from and after the date hereof and until the Termination Date, the Holder shall take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. The Holder hereby represents and warrants as follows:

(a) Ownership. The Holder has, with respect to the Shares, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Shares. The Shares constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by the Holder as of the date hereof. Other than this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any Person any of the Shares and (ii) other than the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(b) Authority. The Holder is an individual resident of Texas. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by NAM Parent, NAM and the Company) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Applicable Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at Applicable Law), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any order, judgment or decree applicable to the Holder or any of its Affiliates or (ii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its Affiliates is a party or any term or condition of its limited liability company agreement, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder will not, require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or governmental or regulatory authority, except such filings and authorizations as may be required under the Exchange Act.

(e) Absence of Litigation. As of the date hereof, there is no proceeding pending against, or threatened in writing against the Holder that would prevent the performance by the Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(f) Absence of Other Voting Agreements. Other than pursuant to Permitted Liens, none of the Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Shares is subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1 Representations and Warranties. The Company hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. The Company has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by NAM Parent, NAM and the Holder) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Applicable Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at Applicable Law), and no other action is necessary to authorize the execution and delivery by the Company or the performance of the Company’s obligations hereunder.

ARTICLE VII

MISCELLANEOUS

7.1 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

7.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in NAM Parent or NAM any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Holder, and neither NAM Parent nor NAM shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Holder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

7.3 Disclosure. The Holder consents to and authorizes the publication and disclosure by the Company, NAM Parent and NAM of the Holder’s identity and holding of Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Registration Statement, including Proxy Statement/Prospectus, as applicable, and any other disclosure document required under Applicable law in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement or this Agreement.

7.4 Termination. This Agreement shall terminate at the earlier of (a) the date the Merger Agreement is validly terminated in accordance with its terms, (b) the Effective Time or (c) the provision of written notice by Holder within 10 business days of any amendment to the Merger Agreement in a manner such that the Holder would not be required to vote in favor of the adoption of the Merger Agreement pursuant to Section 3.1 (such date, the “Termination Date”). Neither the provisions of this Section 7.4 nor the termination of this Agreement shall relieve (i) any party hereto from any liability of such party to any other party incurred prior to such termination or (ii) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve the Holder from any liability arising out of or in connection with a breach of this Agreement.

7.5 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Holder, NAM Parent, NAM, and the Company.

7.6 Reliance. The Holder understands and acknowledges that NAM Parent, NAM and the Company are entering into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

7.7 Extension. At any time prior to the Effective Time, each party may individually, in the case of Holder, or, with respect to NAM Parent, NAM and the Company, by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

7.8 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

7.9 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is received; provided, that any communication or confirmation automatically generated by electronic means (such as out-of-office replies) shall not constitute such confirmation of receipt); or (d) if transmitted by national overnight courier, in each case as addressed as follows:

if to the Holder, to:

L. Melvin Cooper

3000 S. U.S. Hwy. 281

Alice, Texas 78332

E-mail: mcooper@ForbesEnergyServices.com

if to NAM Parent or NAM, to:

Superior Energy Services, Inc.

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

Attention: William B. Masters, General Counsel

Email: Bill.Masters@superiorenergy.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attn: Ryan Maierson and John Greer

E-mail: Ryan.Maierson@lw.com; John.Greer@lw.com

if to the Company to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Warren de Wied

E-mail: Warren.de.Wied@friedfrank.com

With a copy (which shall not constitute notice) to:

Winstead PC

24 Waterway Ave, Suite 500

The Woodlands, Texas 77380

Attention: R. Clyde Parker, Jr.

E-mail: cparker@winstead.com

7.10 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

7.11 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Holder means the actual knowledge of the Holder after due inquiry. As used herein, (a) the term “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature and (b) an “Affiliate” mean with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of the Holder.

7.12 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

7.13 Entire Agreement. This Agreement and the other Voting Agreements, the Confidentiality Agreements, the Merger Agreement (including the exhibits and schedules thereto), the Stockholders and Registration Rights Agreement and any other documents delivered by the parties in connection with the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

7.14 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.

7.15 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.16 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

7.17 Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to impair any such right power or remedy, nor will it be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

7.18 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

7.19 Consent to Jurisdiction and Venue. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated herein in any court other than the Delaware Court of Chancery or any federal court sitting in the State of Delaware.

7.20 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Westervelt T. Ballard, Jr.
Name:	Westervelt T. Ballard, Jr.
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

NEW NAM, INC.

By:	/s/ Westervelt T. Ballard, Jr.
Name:	Westervelt T. Ballard, Jr.
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

FORBES ENERGY SERVICES LTD.

By:	/s/ John E. Crisp
Name:	John E. Crisp
Title:	Chief Executive Officer

HOLDER:

/s/ L. Melvin Cooper
Name: L. Melvin Cooper

[Signature Page to the Voting and Support Agreement]